PARENTS AND SUBSIDIARIES
            AMERICAN STANDARD COMPANIES INC. (DELAWARE) - REGISTRANT

                                                                                Subsid-
                                                                                iaries*
     U.S. SUBSIDIARIES:
     American Standard Inc. (Delaware) - Immediate Parent
         The American Chinaware Company (Delaware)
         American Standard Credit Inc. (Delaware)
         American Standard International Inc. (Delaware)
         Amstan Trucking Inc. (Delaware)
         A-S Energy, Inc. (Texas)
         A-S Thai Holdings Ltd. (Delaware)
         It Holdings Inc. (Delaware)
         Reefco Inc. (Delaware)
         Standard Compressors Inc. (Delaware)
         Standard Sanitary Manufacturing Company (Delaware)
         The Trane Company (Delaware)
         Trane Export, Inc. (Delaware)
         WABCO Automotive Control Systems Inc. (Delaware)
         WABCO Company (Pennsylvania)
         World Standard Ltd. (Delaware)
     (American Standard Inc., American Standard International Inc.,
        WABCO Company and Standard Sanitary Manufacturing Company - Immediate
          Parents)
         Nether Holdings Inc. (Delaware)

     FOREIGN SUBSIDIARIES:

         Air Conditioning Products

              (Wabco Standard French Holdings SNC - Immediate Parent)
                 Societe Trane (France)

              (The Trane Company - Immediate Parent)
                  Trane S.A. (Switzerland)

              (American Standard (U.K.) Limited - Immediate Parent)
                  Trane Limited (U.K.)
                  Trane (United Kingdom) Limited
                  Trane (Scotland) Limited

         Transportation Products

              (WABCO Standard GmbH, Nether Holdings Inc.,
                 Reefco Inc. and Ideal Standard S.p.A. - Immediate Parents)
                 WABCO Standard TRANE B.V. (Netherlands)
                   WABCO Standard French Holdings SNC (France)
                     WABCO Westinghouse S.A. (France)
                       WABCO Westinghouse Equipements Automobiles SNC (France)
                   WABCO Westinghouse AB (Sweden)
                   WABCO Westinghouse AG (Switzerland)
                   WABCO Westinghouse G.m.b.H. (Austria)
                   WABCO Westinghouse S.A.-N.V. (Belgium)
                   WABCO Westinghouse B.V. (Netherlands)                           1

              (Ideal Standard S.p.A. and Nether Holdings Inc.
               - Immediate Parents)
                 American Standard (U.K.) Limited (England)
                   Clayton Dewandre Holdings Limited (England)
                   WABCO Automotive UK Limited (England)
                   The Bridge Foundry Company Limited (England)

              (Ideal Standard S.p.A.- Immediate Parent)
                 WABCO Westinghouse Automotive Products S.p.A. (Italy)

PARENTS AND SUBSIDIARIES  -  (Continued)                                        Subsid-
                                                                                iaries*
     Transportation Products - (Continued)

              (Wabco Standard Trane Inc. - Immediate Parent)
                 Westinghouse Air Brake Brasil S.A. (Brazil)

              (Nether Holdings Inc., American Standard International Inc.,
                Standard Sanitary Manufacturing Company - Immediate Parents)
                 WABCO-Standard GmbH (Germany)
                   WABCO GmbH (Germany)
                      Perrot Bremsen GmbH (Germany)

     Building Products

              (American Standard Inc. - Immediate Parent)
                 American Standard Sanitaryware (Thailand) Public Company
                   Limited (Thailand)
                 EBS Eczacibasi Banyo Kuvetleri Sanayi Ve Ticaret A.S. (Turkey)
                 Egyptian American Sanitary Wares Co. S.A.E. (Egypt)
                 American Standard Philippine Holdings Inc. (Philippines)
                 Sanitary Wares Manufacturing Corporation (Philippines)
                 Waterex Inc. (Japan)

              (Wabco Standard French Holdings SNC - Immediate Parent)
                 Ideal-Standard S.A. (France)

              (Westinghouse Air Brake Brasil S.A. - Immediate Parent)
                 Ideal Standard Wabco Industria e Comercio Ltda. (Brazil) (a)

              (American Standard (U.K.) Limited - Immediate Parent)
                 Ideal-Standard Limited (England)

              (Nether Holdings Inc. - Immediate Parent)
                 WABCO Standard Trane Inc. (Canada) (b)
                   Ideal-Standard, S.A. de C.V. (Mexico)                          1

              (Nether Holdings Inc., WABCO Standard Trane B.V. - Immediate
                Parents)
                 Ideal Standard S.p.A. (Italy)
                   Ideal Standard  S.A. (Greece)
                   Sanistan B.V. (Netherlands)

              (Nether Holdings Inc., American Standard International Inc. and
                Standard Sanitary Manufacturing Company - Immediate Parents)
                  WABCO-Standard GmbH (Germany)
                    Ideal-Standard GmbH (Germany)
                    American Standard Korea, Inc. (Korea)

     Miscellaneous

              Standard Europe (EEIG)(France) (c)

     All of the companies listed above operate under their company names and use one or more of the trademarks listed under "Patents and Trademarks" of Item 1 of this annual report on Form 10-K.

         * The number shown under this heading indicates other subsidiaries, not listed by name herein, which are in the same line of business. The name of the immediate parent of such subsidiary or subsidiaries appears opposite the number.

     (a) This subsidiary participates in Building Products and Transportation Products.

     (b) This subsidiary participates in Building Products and Air Conditioning Products.

     (c) A European Economic Interest Grouping organized by certain French and Italian subsidiaries of the Company.

     There  are  omitted  from the  table a  number  of  minor  or  inactive  or
name-saving  subsidiaries,   all  of  which  together  would  not  constitute  a
significant subsidiary.